                                                                 Exhibit 10.17

            [LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                          STANDARD SUBLEASE
              (LONG-FORM TO BE USED WITH PRE-1996 AIR LEASES)


     1. PARTIES. This Sublease, dated, for reference purposes only, July 28, 1998, is made by and between NATIONAL TELEPHONE & COMMUNICATIONS, INC., a Delaware corporation ("SUBLESSOR") and VISION CAPITAL SERVICES CORPORATION, a California corporation and PERFORMANCE CAPITAL MANAGEMENT, INC., a California corporation (jointly and severally "SUBLESSEE").

     2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 2811 E. Main Street, Irvine located in the County of Orange, State of California and generally described as (describe briefly the nature of the property) an industrial building containing approximately 18,320 rentable square feet as more particularly described in Exhibit A hereto ("Premises").

     3.   TERM.

          3.1 TERM. The term of this Sublease shall be for approximately forty-four (44) months commencing on September 10, 1998 and ending on April 30, 2002 unless sooner terminated pursuant to any provision hereof.

          3.2  (See Addendum)

     4.   RENT.

          4.1 BASE RENT. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $20,152.00 in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $40,304.00 as Base Rent for September, 1998 and September, 2000. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

          4.2 RENT DEFINED. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("RENT"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $22,167.20 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other changes due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

     6.   USE.

          6.1 AGREED USE. The Premises shall be used and occupied only for general office use and for no other purpose.

          6.2  (See Addendum)

          6.3  ACCEPTANCE OF PREMISES. Sublessee acknowledges that:

          (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with *), and their suitability for Sublessee's intended use,

          (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

          (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

     7.   MASTER LEASE

          7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "MASTER LEASE", a copy of which is attached hereto marked
Exhibit 1, wherein The Carter Family Investment Partnership L.P., A California Limited Partnership is the lessor, hereinafter the "MASTER LESSOR".

          7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

          7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 1.5, 1.7, 5, Lease Addendum Items 1, 5, 6, 18, 32, 38, and Exhibit B.

          7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "SUBLESSEE'S ASSUMED OBLIGATIONS". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "SUBLESSOR'S REMAINING OBLIGATIONS".

          7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

          7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

          7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that to Sublessor's actual knowledge no default exists on the part of any Party to the Master Lease.

     8.   ASSIGNMENT OF SUBLEASE AND DEFAULT.

          8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

          8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

          8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notices from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

          8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

     9.   CONSENT OF MASTER LESSOR. (See Addendum)

     10.  BROKERS

          10.1 Sublessor shall pay to Cushman Realty Corporation a licensed real estate broker, ("BROKER"), a fee as set forth in a separate agreement between Sublessor and Broker.

     11. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     12.  ADDITIONAL PROVISIONS. (See Addendum)

-------------------------------------------------------------------------------

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

-------------------------------------------------------------------------------

                                           NATIONAL TELEPHONE & COMMUNICATIONS,
Executed at:                               INC., a Delaware corporation
            ----------------------------
[ILLEGIBLE]                                By /s/ Victor Streufert
            ----------------------------     ----------------------------------
Address:                                   By /s/ James Quandt
         -------------------------------     ----------------------------------
                                           "Sublessor" (Corporate Seal)


                                           VISION CAPITAL SERVICES CORPORATION,
Executed at:                               a California corporation
            ----------------------------
[ILLEGIBLE]                                By /s/ Vincent Galewick
            ----------------------------     ----------------------------------
Address:                                   By /s/ Vincent Galewick
         -------------------------------     ----------------------------------
                                           "Sublessee" (Corporate Seal)


                                           PERFORMANCE CAPITAL MANAGEMENT, INC.,
Executed at:                               a California corporation
            ----------------------------
[ILLEGIBLE]                                By /s/ Vincent Galewick
            ----------------------------     ----------------------------------
Address:                                   By /s/ Vincent Galewick
         -------------------------------     ----------------------------------
                                           "Sublessee" (Corporate Seal)



NOTE: THESE FORMS ARE OFTEN MODIFIED TO MEET CHANGING REQUIREMENTS OF LAW AND NEEDS OF THE INDUSTRY. ALWAYS WRITE OR CALL TO MAKE SURE YOU ARE UTILIZING THE MOST CURRENT FORM: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 SO. FLOWER ST., SUITE 600, LOS ANGELES, CA 90017, (213) 687-8777.

                                 MASTER LEASE













                         EXHIBIT 1 TO STANDARD SUBLEASE

                            FIRST AMENDMENT TO LEASE

     This FIRST AMENDMENT TO LEASE ("First Amendment") is entered into as of this 25th day of April, 1997, between THE CARTER FAMILY INVESTMENT PARTNERSHIP, L.P., a California limited partnership ("Lessor") and NATIONAL TELEPHONE & COMMUNICATIONS, INC., a Delaware corporation ("Lessee").


                                   RECITALS:

     WHEREAS, Lessor as the lessor entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated April 18, 1997 (the "Lease") with Lessee, as lessee, with respect to those certain premises more particularly described in the Lease (the "Premises"); and

     WHEREAS, Lessor and Lessee entered into the Lease as part of a series of transactions required by the terms of a Memorandum of Agreement dated March 27, 1997 (the "Memorandum Agreement"); and

     WHEREAS, the parties now desire to modify certain of the terms and provisions of the Lease; and

     WHEREAS, the parties now desire to modify the Lease as a consequence of Lessee having waived certain conditions and covenants of the Memorandum Agreement; and

     WHEREAS, Lessor has borrowed the amount of $5,004,000 from Lessee, which loan is secured by a first deed of trust ("NTC Loan") encumbering the Premises and Lessee desires that the NTC Loan be discharged in whole or in part with the proceeds of a new loan to be obtained from First Bank & Trust Co. et al. in the amount of $5,000,000 to be secured by a first trust deed encumbering the Premises ("First Bank Loan"); and

     WHEREAS, Lessor is desirous of obtaining financing on terms different from the First Bank Loan and Lessee desires to have the NTC Loan repaid as soon as possible;

     NOW, THEREFORE, in consideration of the mutual covenants herein conveyed and the willingness of Lessor accepting the First Bank Loan to pay the NTC Loan, the parties hereto agree as follows:

     1. DEFINED TERMS: Defined terms herein which appear as defined terms in the Lease shall have the meaning given to such terms in the Lease except as herein provided.

     2. ADDITIONAL INSURANCE. Lessee shall obtain earthquake and flood damage insurance for the Premises in an amount equal to the full replacement value of the Premises, but in no event less than the principal balance of the First Bank Loan and the Lessee's Note. Lessee shall be relieved of the obligation to maintain such insurance on the earlier of the date on which

Lessor's obligations become "non-recourse" pursuant to the terms of the First Bank Loan and the date on which Lessor obtains a non-recourse loan with respect to the Premises. Except for the foregoing, all provisions contained in Section 8 of the Lease shall continue in full force and effect.

     3. EXERCISE OF OPTION. The time by which Lessee must exercise any option to extend the term of the Lease shall be twenty-four (24) months prior to expiration of the Lease.

     4. LEASE MODIFICATION FOR FINANCING. Provided that Lessee's obligations or liability under the Lease are not increased in any material respect as a result thereof, Lessee shall execute such reasonable modifications to the Lease as may be required by any institutional lender making a non-recourse loan to Lessor secured by a first trust deed encumbering the Premises having a principal balance of $5,000,000. Any such institutional lender shall provide Lessee with a non-disturbance agreement reasonably satisfactory to Lessee in the event such lender requires that the Lease be subordinate to the lien of such lender's deed of trust. If Lessee considers the requirements of any such lender to be unreasonable, the reasonableness of such requirements shall be submitted to arbitration in accordance with the terms of the Lease.

     5. INCREASED SECURITY DEPOSIT. At the commencement of each extension, Lessee shall increase its deposit to an amount equal to one month's Base Rent for the first month of such extension term.

     6. ESTOPPEL/RENT ACKNOWLEDGMENT. On May 1 of each calendar year, or such time as any lender or Lessor may request, the parties will execute an acknowledgement of the amount of monthly rent to be paid during the succeeding twelve (12) calendar month period in accordance with the rent formula set forth on EXHIBIT "B" of the Lease.

     7. RESERVED.

     8. RENT ABATEMENT. The rent abatement allowed pursuant to Item 15 of the Addendum to the Lease shall be conditioned upon Lessor receiving insurance for rental interruption which shall pay Lessor the amount of such abatement unless the event giving rise to the right of abatement is the result of Lessor's willful misconduct.

     9. COOPERATION WITH LENDER. Lessee shall provide reasonable, non-privileged information as a prospective lender of Lessor may reasonably require as a condition of making such loan, including an inspection of the Premises, and providing current financial information on Lessee. Lessee shall provide such information reasonably requested by Lessor or a prospective Lender making such request, but no later than twenty (20) days.

     10. LATE CHARGES. Item 23 of the Lease Addendum referring to Paragraph
13.4 of the Lease shall be further amended to provide that in lieu of the late charge imposed by said Paragraph, there shall be imposed a late charge equal to One Thousand Two Hundred Fifty Dollars ($1,250) plus any penalty or increased interest on the First Bank Loan, if any, charged by the Lender solely as a result of a Base Rent payment not being made by Lessee when due and Lessor's consequent failure to make timely payment to First Bank. The parties acknowledge that Lessor is depending on the income stream from the rent to pay debt service on the First Bank

Loan, and that the amount of any late charge reflects the actual losses sustained by Lessor as a result of the inability to timely make payment on the First Bank Loan. Upon the termination (repayment) of the First Bank loan, all references to First Bank or Lenders shall mean and refer to any lender making any replacement loan (refinancing).

          11. RIGHT OF FIRST REFUSAL. If Lessee exercises the right of first refusal contained in Item 38 of the Addendum to the Lease, such exercise shall be in writing and delivered to Lessor within such thirty (30) day period and shall be subject to the following: the amount of any earnest money deposit shall be delivered to Lessor upon the exercise of Lessee's right of first refusal and Lessee shall waive any due diligence contingencies and/or Seller's warranties concerning the condition of the Premises. Title shall be transferred to Lessee in such condition as existed at the inception of the Lease unless any additional exceptions to title are approved by Lessor.

     12. NO VIOLATION OF LOAN. Lessee hereby agrees that the lease terms pertaining to the use of casualty and condemnation proceeds shall be subject to the terms and conditions of the First Bank Loan. Lessee will not commit any act which would constitute a default under any deed of trust encumbering the Premises which secures the loan of an institutional lender to Lessor.

     13. SUPERSEDING AGREEMENT. This First Amendment shall modify the Lease and supersede all terms and conditions contained therein. Furthermore, the terms of the Lease and this First Amendment shall modify the agreement of March 27, 1997 to the extent any terms are inconsistent therewith.

     IN WITNESS WHEREOF, the parties hereto have executed this first amendment on the 25th day of April, 1997 at Irvine, California.

     LESSEE:   NATIONAL TELEPHONE &
               COMMUNICATIONS, INC., a Delaware corporation

               By: /s/ Ed Jacobs
                  ---------------------------------------
                  Ed Jacobs, Chairman of the Board

     LESSOR:   THE CARTER FAMILY INVESTMENT
               PARTNERSHIP, L.P., a California limited
               partnership

               By: /s/ James C. Carter
                  ---------------------------------------
                  James C. Carter, General Partner

                     SECOND AMENDMENT TO LEASE AGREEMENT
                     -----------------------------------

     This Second Amendment to Lease Agreement ("Amendment") is made this __ day of November 1997 by and between The Carter Family Investment Partnership L.P., a California Limited Partnership ("Lessor") and National Telephone & Communications, Inc., a Delaware corporation ("Lessee").

     1. DEFINITIONS: The definitions used in this Amendment shall have the same meanings as those used in the Lease dated April 18,1997, as amended by that certain First Amendment to Lease Agreement dated April 25, 1997.

     2. COMMENCEMENT OF AGREEMENT: The provisions of this Amendment shall become effective upon the funding of a loan to the Lessor from Allstate Life Insurance Company ("Allstate").

     3. BASE RENT: Exhibit B, Item (b) of the lease shall be deleted and replaced with the following:

          (b) Forty-Two Thousand Eight-Hundred Nineteen Dollars and Nine Cents ($42,819.09)

     4. MODIFICATION; SURVIVAL. Any modification of the provisions of this Amendment shall require the prior written consent of Allstate. The provisions of this Amendment shall survive any acquisition by Allstate of the property of which the Premises are a part, including, but not limited to acquisition by judicial foreclosure, non-judicial foreclosure or deed-in-lieu of foreclosure.

     5. SUPERSEDING PROVISIONS: In the event of a conflict between the term(s) of this Amendment and the original terms of the Lease, such term(s) of this Amendment shall control.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment to Lease Agreement on the date hereinabove stated at Irvine, California.


LESSEE:                                 LESSOR:

National Telephone & Communications     The Carter Family Investment Partnership
Inc., A Delaware Corporation            L.P., a California Limited Partnership


By: /s/  Victor C. Streufert             By:  /s/  James C. Carter
    -------------------------------          ----------------------------------
    Victor C. Streufert, Sr VP               James C. Carter

                                             Address:  8424 Paseo Del Ocaso
                                                       La Jolla, CA 92037
By:
    -------------------------------
                     , Secretary


Address:  2801 East Main St.
          Irvine, CA 92714

                          ADDENDUM TO STANDARD SUBLEASE
                          -----------------------------

          This ADDENDUM TO STANDARD SUBLEASE ("Addendum") is attached to, incorporated into and amends and supplements that certain Standard Sublease (the "Sublease") dated as of the 28th day of July, 1998 by and between NATIONAL TELEPHONE & COMMUNICATIONS, INC., a Delaware corporation ("Sublessor"), and VISION CAPITAL SERVICES CORPORATION, a California corporation, and PERFORMANCE CAPITAL MANAGEMENT, INC., a California corporation (jointly and severally, "Sublessee"). Sublessor and Sublessee agree that notwithstanding anything contained in the Sublease to the contrary, the Sublease as modified by the provisions set forth in this Addendum represents the full negotiated agreement of the parties, and the provisions of this Addendum will be deemed to be a part of the Sublease and will supersede any contrary or conflicting provision in the Sublease and prevail and control for all purposes. This Addendum, together with the Sublease itself, and all other Exhibits, Riders and Addenda attached thereto represents the fully integrated and binding agreement of the parties. All references in the Sublease and in this Addendum to "Sublease" are to be construed to mean the Sublease as amended and supplemented by this Addendum. All terms used in this Addendum, unless specifically defined in this Addendum, have the same meaning as such terms have in the Sublease.

          2. PREMISES. The Premises shall be delivered by Sublessor to Sublessee in their present As-Is condition and initially shall be improved by Sublessee by the demolition of certain demising walls as depicted on Schedule X attached hereto and the repair of dry wall damaged by such removal and repainting and installation of carpet (herein, the "Initial Tenant Improvements"). The Initial Tenant Improvements installation shall be governed by the provisions of the Work Letter Agreement attached and made a part hereof as EXHIBIT "C" the ("Work Letter") (except that Paragraph 4 of the Work Letter shall not apply to the Initial Tenant Improvements) and the provisions of the Master Lease governing alterations and improvements. Any and all costs of the Initial Tenant Improvements shall be borne solely by Sublessee. Sublessor shall have no obligation whatsoever to improve the Premises in conjunction with this Sublease. Any subsequent alterations shall be installed in accordance with the provisions of the Work Letter, the Sublease and the Master Lease. Any alterations which do not require the consent of the Master Lessor under the Master Lease shall also not require the consent of Sublessor under the Sublease.

          3.2 DELIVERY OF POSSESSION. Sublessor shall use commercially reasonable efforts to deliver and Sublessee shall accept possession of the Premises AS-IS, in broom clean condition on the date (the "Delivery Date") which is the later of (a) the date Sublessor obtains Master Lessor's consent to this Sublease or (b) August 10, 1998. From and after the Delivery Date, Sublessee shall have the right to occupy the Premises for purposes of completing the improvements described in the Work Letter. Such period of early occupancy shall be subject in all respects to the terms and conditions of this Sublease and of the Master Lease except for the payment of Rent.

          4.2 RENT. As set forth in Section 12.5 hereinafter, Sublessee shall be obligated to pay Sublessee's share of Operating Expenses for the Project. Such amount shall be due and payable as Rent hereunder.

          6.1 AGREED USE. Sublessee agrees that in no event shall any of the Premises be used for offices for any telecommunications service company or telecommunications services including, without limitation, paging and internet services.

          6.2 COMPLIANCE. Sublessee shall comply with the provisions of Section 6 of the Master Lease as said provision applies to the Premises, including, without limitation the provisions of Title III of the Americans With Disabilities Act of 1990, as same has been or may be amended hereafter (the "ADA") as it pertains to Sublessee's use, occupancy, improvement and alteration of the Premises. Sublessee hereby acknowledges: (a) that it has satisfied itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, elevator access, environmental aspects, seismic and earthquake requirements, and compliance with the ADA and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record and the present and future suitability of the Premises for Sublessee's intended use; (b) that Sublessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Sublessee's occupancy and use of the Premises and/or the terms of this Sublease; and (c) that neither Sublessor, nor any of Sublessor's agents, has made any oral or written representations or warranties with respect to said matters.

          Notwithstanding any contrary provision hereinabove, Sublessor warrants to its actual knowledge, without any independent investigation or inquiry, that the Premises do not contain levels of Hazardous Substances (as defined in the Master Lease) in violation of Applicable Requirements.

          9.    OMITTED.
                --------
          12.1 SIGNS. Subject to Sublessee obtaining all necessary governmental permits and approvals and Master Lessor's approval (collectively, the "Approvals"), Sublessee, at its sole cost and expense, shall have the exclusive right to install and maintain upon the building throughout the Sublease term, two (2) building-top signs on the exterior of the Premises plus a sign in the lobby of the Premises behind the reception desk bearing either the name "VISION CAPITAL SERVICES CORPORATION" or the name "PERFORMANCE CAPITAL MANAGEMENT, INC."

          All costs of design, fabrication, acquisition, installation, maintenance, repair and removal of Sublessee's signs, and all other costs associated with such signs, including, without limitation, utility charges and hook-up fees, and permits, shall be the sole responsibility of Sublessee. Upon the expiration or earlier termination of this Sublease, Sublessee shall, at its sole cost and expense, remove Sublessee's signs from the exterior and interior of the Premises and shall cause the Premises to be restored to the condition existing prior to the placement of Sublessee's signs.

          The sign rights granted herein are personal to Vision Capital Services Corporation and Performance Capital Management, Inc. (collectively, "Vision Capital") and may not be assigned, voluntarily or involuntarily, by any person or entity other than Vision Capital. The rights granted to Vision Capital hereunder are not assignable separate and apart from the Sublease, nor may any right granted herein be separated from the Sublease in any manner, either by reservation or otherwise. Sublessee acknowledges that Sublessor has no control over the placement of signs on the Premises and agrees that Sublessor shall have no obligation to procure any one or all of the Approvals, Sublessee being solely responsible therefor.

          12.2 PARKING. Sublessee shall have the non-exclusive right in common with Sublessor and other tenants of the Project to use up to a maximum of ninety-one (91) parking spaces at no charge during the term of this Sublease. Of such ninety one (91) spaces, twelve (12) spaces in the area facing Jamboree may be reserved at Sublessee's election for Sublessee's exclusive use.

          If Sublessee requires additional parking spaces and such spaces are not designated for use by others and are therefore available for Sublessee's use, Sublessee may rent such additional spaces as are available from time to time and desired by Sublessee at the rate of $30.00 per stall per month. Such parking fees shall be due and payable by Sublessee as additional rent concurrently with Sublessee's monthly payments of Base Rent to Sublessor.

          12.3 INSURANCE. Sublessee agrees that it shall name Sublessor and Master Lessor as additional insureds on all insurance carried by Sublessee as required under Section 8 of the Master Lease.

          12.4 PROJECT. The Premises are part of that certain development consisting of the parcel(s) of real property located at 2801-2811 Main Street, Irvine, County of Orange, State of California, which are legally described on EXHIBIT "B" hereto (the "Property"), and all buildings, improvements and facilities, now or subsequently located on the Property from time to time, including, without limitation, the three (3) buildings (including the Premises) currently located on the Property (the "Project"). The aggregate rentable square feet of the three (3) buildings (including the Premises) located within the Project is approximately 64,730 rentable square feet.

          12.5    COMMON AREAS: OPERATING EXPENSES.
                  ---------------------------------
          12.5.1 DEFINITIONS; SUBLESSEE'S RIGHTS. During the Term of this Sublease, Sublessee shall have the non-exclusive right to use, in common with other tenants in the Project, and subject to the rules and regulations referred to Paragraph 40 of the Master Lease, those portions of the Project (the "Common Areas") not leased or designated for lease to tenants that are provided for use in common by Sublessor, Sublessee and any other tenants of the Project (or by the Sublessee's agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Common Areas shall include, without limitation, the outdoor patio area at the southern end of the Project, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Project, any pedestrian walkway system, park or other facilities located on the Property and open to the general public, the parking areas, roadways, sidewalks, walkways, parkways, and driveways on the Property.

          12.5.2 SUBLESSOR'S RESERVED RIGHTS. Sublessor reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not unreasonably interfere with Sublessee's use of or access to the Premises:

          (a) construct or alter other buildings or improvements on the Property;

          (b) make any changes, additions, improvements, repairs or replacements in or to the Project, the Common Areas and/or the Premises (if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and parking spaces and parking areas;

          (c) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project or any portion thereof; and

          (d) perform such other acts and make such other changes with respect to the Project or Common Areas, as Sublessor may, in the exercise of good faith business judgment, deem to be appropriate.

          12.5.3 EXPENSES. In addition to the Base Rent required to be paid by Sublessee hereunder, during each month during the term of this Sublease, Sublessee shall pay to Sublessor as a reimbursement to Sublessor of "Operating Expenses" associated with Sublessee's use and occupancy of the Premises, the amount of $0.30 per month per square foot, such amount to be increased annually by four percent (4%) per annum effective as of each anniversary of the commencement of the Sublease.

          12.5.4 DEFINITION OF OPERATING EXPENSES. As used in this Sublease, the term "Operating Expenses" shall consist of all costs and expenses of operation and maintenance of the Common Areas and the Property, as determined by standard accounting practices, calculated assuming the Project is one hundred percent (100%) occupied, including the following costs by way of illustration but not limitation: (a) Real Property Taxes (as defined in the Master Lease) and any taxes or assessments imposed in lieu thereof; (b) any and all assessments imposed with respect to the Premises, Common Areas, and/or Property pursuant to any covenants, conditions and restrictions affecting the Property; (c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities for the Common Areas; (d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government authority in correction with the use or occupancy of the Project or the Common Areas; (e) costs of insurance obtained by Sublessor pursuant to this Sublease; (f) waste disposal services; (g) roof maintenance; (h) costs incurred in the management of the Project and Common Areas, including, without limitation: (1) supplies, (2) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the operation and maintenance of the Property and Common Areas, and (3) a management/administrative fee not to exceed five percent (5%) of the annual gross receipts of the Project; (i) supplies, materials, equipment and tools; (j) repair and maintenance of the elevators and the structural portions of the Premises, including the plumbing, heating, ventilating, air-conditioning and electrical systems; (k) maintenance, costs and upkeep of all Common Areas;

(l) amortization on a straight-line basis over the useful life together with interest at ten percent (10%) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools): (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) required after the date of this Sublease under any governmental law or regulation that was not applicable to the Project at the time it was originally constructed; or (3) for repair or replacement of any equipment needed to operate the Common Areas at the same quality levels as prior to the replacement; (m) costs and expenses of gardening and landscaping; (n) maintenance of signs (other than Sublessee's signs);
(o) personal property taxes levied on or attributable to personal property used in connection with the Premises, the Common Areas and/or the Property; and
(p) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

          12.6 FURNITURE. Sublessee shall lease for the Sublease term at the rate of One Thousand Dollars ($1,000.00) per month, the furniture and other personal property of Sublessor described on SCHEDULE 1 hereto (the "Furniture"). Such amount shall be due and payable as additional rent concurrently with Sublessee's monthly payments of Base Rent hereunder. The Furniture is leased to Sublessee on an AS-IS basis and shall be surrendered to Sublessor upon the expiration or sooner termination of this Sublease in good condition, reasonable wear and tear excepted.

          12.7 RIGHT TO LEASE ADDITIONAL SPACE.

          (a) Subject to the terms of this Section 12.7, throughout the Term of the Sublease, Sublessee shall have a continuing right to lease ("Sublessee's Right to Lease") any space in the building in the Project commonly known as 2801 Main Street (the "2801 Building") to the extent any such space becomes available for lease to third parties (all such space being referred to herein as "First Offer Space"). Sublessee's Right to Lease is subject and subordinate to the rights of all other existing tenants of the 2801 Building with prior expansion or lease rights relative to any such First Offer Space.

          (b) Sublessor will give Sublessee written notice of the availability of such First Offer Space setting forth the basic economic terms, including, but not limited to, the Base Rent, and all other economic terms and conditions (collectively, the "Economic Terms"), upon which Sublessor is willing to lease the First Offer Space to Sublessee including the date the existing tenant or occupant, if any, is expected to vacate such space ("Sublessor's Availability Notice").

          (c) Within five (5) business days after Sublessee's receipt of Sublessor's Availability Notice, Sublessee must give Sublessor written notice pursuant to which Sublessee shall elect to either: (i) lease such First Offer Space upon the Economic Terms set forth in Sublessor's Availability Notice and the same non-Economic Terms as set forth in the Sublease with respect to the Premises; or (ii) refuse to lease such First Offer Space. Sublessee's failure to timely choose either clause (i) or clause (ii) above will be deemed to be Sublessee's choice of clause (ii) above.

          (d) If Sublessee chooses (or is deemed to have chosen) clause (c)(ii) above, Sublessee's Right to Lease such First Offer Space will be null and void. If Sublessee exercises its Right to Lease as provided herein, the parties will promptly thereafter execute an amendment to this Lease to include the First Offer Space in the Premises and to document the lease terms thereof.

          (e) As provided above, Sublessee's Right to Lease is subject to all expansion and extension rights and other rights to lease, as applicable, which Sublessor may have granted to other tenants prior to the date of this Sublease or following any refusal by Sublessee to lease First Offer Space as set forth above. Thus, Sublessor's Economic Terms will be delivered to Sublessee only after Sublessor has appropriately notified and received negative responses from all other tenants with rights in the First Offer Space superior to Sublessee's rights, if any.

          The Right to Lease granted herein is personal to the original Sublessee executing this Sublease and any successor in interest to Sublessee provided such successor has been approved by the Master Lessor if so required and such successor has a net worth which is equal to or greater than the net worth of Sublessee as of the date hereof (such a successor being described herein as a "Permitted Successor"). The Right to Lease granted herein may be exercised only by the original Sublessee executing this Sublease or a Permitted Successor while occupying the entire Premises and without the intent of thereafter subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Sublessee executing this Sublease or a Permitted Successor. Sublessee's Right to Lease is not assignable separate and apart from this Sublease, nor may the Right to Lease be separated from this Sublease in any manner, either by reservation or otherwise.

          Sublessee will have no right to exercise its Right to Lease, notwithstanding any provision of the grant hereinabove to the contrary, and Sublessee's exercise of the Right to Lease may be nullified by Sublessor and deemed of no further force or effect, if (i) Sublessee is in default of any monetary obligation or material non-monetary obligation under the terms of this Sublease or the Master Lease (or if Sublessee would be in such default under this Sublease or the Master Lease but for the passage of time or the giving of notice, or both) as of Sublessee's exercise of the Right to Lease or at any time after the exercise thereof, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of this Sublease.

          12.8 ASSIGNMENT AND SUBLETTING. Notwithstanding any contrary provision in the Master Lease, Sublessee shall have no right whatsoever to voluntarily or by operation of law, assign, transfer, mortgage, pledge or otherwise transfer or encumber or sublet all or any part of Sublessee's interest in the Premises and/or this Sublease.

          12.9 RENEWAL. Notwithstanding any contrary provision in the Master Lease, including, without limitation, Item 1 of the Lease Addendum, Sublessee shall have no option to extend the Sublease term.

          IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year of execution of the Sublease.

SUBLESSEE:                              SUBLESSOR:

VISION CAPITAL SERVICES                 NATIONAL TELEPHONE &
CORPORATION, a California corporation   COMMUNICATIONS, INC., a Delaware
                                        corporation

By: /s/ Vincent Galewick
    ----------------------------------
     Print Name: Vincent Galewick        By: /s/ Vincent Galewick
                 ---------------------      -----------------------------------
                 (Vice) President           Print Name: Vincent Galewick
                                                        -----------------------
                                                        SVP CFO

By:  /s/ Vincent Galewick
    ----------------------------------
     Print Name:  Vincent Galewick       By: /s/ James Quandt
                 ---------------------      -----------------------------------
                 (Assistant) Secretary      Print Name: James Quandt
                                                        -----------------------
                                                        PRESIDENT & C.E.O.

PERFORMANCE CAPITAL
MANAGEMENT, INC., a California
corporation

By: /s/ Vincent Galewick
    -----------------------------------
    Print Name: Vincent Galewick
                -----------------------
                (Vice) President

By: /s/ Vincent Galewick
    -----------------------------------
    Print Name: Vincent Galewick
                -----------------------
                 (Assistant) Secretary